Vonage Holdings Corp.

Free Writing Prospectus
Filed pursuant to Rule 433
Registration Statement No. 333-131659
February 15, 2006

The issuer, Vonage Holdings Corp. (“Vonage”), has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates.  Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.  You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, you may obtain a copy of the prospectus if you request it by calling toll-free 1-866-869-5224.

Set forth below is a transcript of a communication that took place on February 9, 2006 between Ms. Brooke Schulz, a spokesperson for Vonage, and Ms. Shawn Young, a writer for the Wall Street Journal.

Transcript of communication

Ms. Young: Could you tell me if you looked at the background of Michael Snyder, Vonage’s new CEO, before you hired him?

Ms. Schulz: These matters are important to us, so we checked his background carefully and found nothing troubling.